Exhibit 10.11

INDEFINITE TERM EMPLOYMENT CONTRACT BETWEEN: Trevi Therapeutics, Inc. a foreign company having no place of business in France, whose registered office is located 195 Church Street, 14th floor, 06510 New Haven (CT/ USA), duly represented by Jennifer Good, in her capacity as President & CEO, Hereinafter referred to as the “Company” or “Employer” or “Trevi”, ONE THE ONE HAND AND: Mister Yann Mazabraud, born on 11/11/72 Maubeuge in residing at 15, avenue Aristide Briand 78360 Montesson (France) whose social security identification number is Hereinafter referred to as the ‘“Employee” or “Mr Mazabraud”, ON THE OTHER HAND. Together hereafter referred to as the “Parties”. IT HAS BEEN AGREED AND DECIDED AS FOLLOWS: 1/ Start date—Job Title—Collective bargaining agreement—Trial period Trevi hereby employs Mr Mazabraud as from September 1st, 2018 subject to the satisfactory results of the medical check-up. M. Mazabraud is hired pursuant to an indefinite term employment contract as Chief Commercial Officer and Head of International, a management executive (“cadre dirigeant”). This contract is covered by the National Collective Bargaining Agreement for Pharmaceuticals (Industry) (OJ Brochure: 3104} to which the Parties undertake to comply. The Parties acknowledge that it is necessary, before this contract becomes definitive, to provide for a trial period of 4 months, which shall take effect on the Start date.

Any period of suspension that may occur during this period (sickness, holiday...) would extend in pro-rata the duration of the trial period, which has to reflect actual effective work. During this trial period, the employer may terminate this work contract at any time by giving notice in accordance with article L. 1221-25 of the French Labour Code: twenty-four hours below eight days attendance within the Company; forty-eight hours between eight days and one month attendance; two weeks after a month attendance within the Company; one month after three months attendance within the Company. During this trial period the Employee may terminate this work contract at any time by. giving notice in accordance with article L. 1221-26 of the French Labour Code: twenty-four hours below eight days attendance within the Company; forty-eight hours below after eight days attendance within the Company. 2/ Duties The main duties of the Employee shall notably involve: responsibility for all aspects of the commercial function, developing andoverseeing international operations, being an integral member of the executive leadership team. Mr Mazabraud will have broad autonomy in the exercise of his functions and in decision-making, as well as great independence in the organisation of his timetable. However, his duties are limited to support and advice related to pre-commercial activities as well as overseeing the Company’s development of its international operations. Until the Company has advanced to commercialization, Mr. Mazabraud is not entitled to receive and execute orders from customers. For the performance of his duties the Employee will report to the President & CEO or any other person as the Company may designate and who can be substituted.

3/ Working time and Compensation 3.1 Working time In his capacity as Chief Commercial Officer and Head of international and given the characteristics of the nature of the duties and responsibilities entrusted to him, Mr Mazabraud cannot be subject to any specific schedule. Compensation In consideration for his services, Mr Mazabraud will receive a total gross annual remuneration of € 260,000 {two hundred and sixty thousand euros), payable in twelve (12) equivalent monthly instalments. This compensation is a lump sum and is independent of the time that Mr. Mazabraud will actually devote to the performance of his duties. It is also specified that this remuneration includes an annual gross sum of 8,000 € {eight thousand euros), paid monthly per twelfth as an allowance due to working from home-office. In addition to the fixed gross base remuneration mentioned above, Mr Mazabraud will be eligible for an annual target incentive bonus. The target bonus will be 30% and will be determined annually by the Company’s Board of Directors based upon the achievement of the corporate goals. 4/ Place of work—Mobility The Employee will administratively depend from the registered office of the Company. The Employee acknowledges that, in the course of performing his duties and as part of his duties, he will have to travel on a regular basis in France or abroad. The expenses incurred in respect of such travel and necessary for the proper completion of duties will be fully reimbursed to the Employee upon justification. When not traveling, the Employee will primarily work from his home address by teleworking. The Employee must organize a work space that is exclusively intended to this use to allow him to perform his duties in the best way and in which the professional equipment provided to him by the Company will be installed. This work space must meet the electrical safety rules and enable an ergonomic arrangement of the remote working position.

Carrying out the remote work activity should not interfere with the Employee’s private life. Outside of the periods of availability provided in this contract, it is his responsibility to ensure a balance at his personal residence, between the performance of his duties and his personal life. 5/ Materia! and technology The Company will provide to the Employee the computing material, documents and telephone necessary to perform his duties. The Employee will subscribe to an internet connection as well as a cellular phone for his professional use. It is specified that all the material that is provided to Employee shall remain the sole property of the Company. Except for a limited and reasonable personal use, these materials can only be used for professional reasons. The Employee undertakes to preserve the functioning of the materials and to take all necessary actions for that. The Company reserves the right to modify all or part of the materials given to the Employee in particular in case of any technological change. In case of termination of the contract, the Employee shall return the material to the Company within a 15 day period as from the effective termination of his work. 6/ Data protection The Employee is informed of the data protection and confidentiality rules, updated by the IT services. The Employee undertakes to respect these rules during the use of the computer systems that are entrusted to him. Their compliance is imperative, in particular in relation to the protection of data, systems and internal rules that belong to the Company and potential clients and/or third parties. In this framework, the Employee undertakes to work exclusively for the Company, to personally perform the tasks that are assigned to him, without subcontracting them and without relying on external assistance that has not been approved by the Company, and to keep confidential all information that he may get regarding the Company’s and its partners’ or interlocutors’ activities. The confidentiality of the information must be kept during the employment contract as well as after its termination for any reason. 7/ Health and safety Sickness—Occupational accident In case of sickness or an occupational accident, the Employee shall immediately inform the Company within a maximum of 48 hours.

7.2 Safety at work . The Employee benefits from the legal and conventional provisions related to health and safety in the work place. Consequently, in order to ensure the proper application of the provisions related to health and safety in the work place, the Company and the competent administrative authorities have a right to access to his personal residence, place of remote working, in accordance with the French labour code. The Employee agrees not to refuse a visit of his work installation at his personal residence. Each year the Employee will meet with a representative of the Company to review and discuss his working conditions and his work load. 8/ Priority of access to any job position located in the Company’s premises In accordance with the provisions of Article L. 1222-10 of the French Labor Code, the Employee can apply for any available job in the Company’s premises, in particular in the event that the Company decides to set up an establishment in France, and corresponding to his professional qualifications and benefit from a priority on such jobs. 9/ Paid holidays The Employee will be entitled to paid vacation as provided by applicable legislation (25 working days per year). These holidays may be taken at any time mutually agreed upon with the Company subject to the Company’s needs. The Employee is not entitled to carry over the days of paid holidays accrued during a reference year he has not taken during the period of vacation. In such event, the days of paid holidays will be irrevocably lost and cannot give rise to any indemnity whatsoever. 10/ Pension and social security The Company shall pay for any mandatory pension and social security scheme according to applicable legal requirements. The Employee will be entitled to additional pension schemes, health care and contingency plans as subscribed by the Company for its other employees in France under collective contracts.

11/ Professional obligations The Employee undertakes to devote the whole of his professional time and efforts to the Company to perform his duties with the necessary diligence. He undertakes, for the duration of his employment with the Company, to carry out his duties in accordance applicable rules and regulations as well Company policies. The Employee formally declares that as of the date this contract he has left any previous position and that he is free from any commitment and from non-com petition obligations, in accordance with legislation and regulations applicable to employment matters. During his employment with the Company, he undertakes not to use or introduce within the Company confidential information, trade secrets, goods or data which belong to previous employers, grantors, partners, associates or relating to their clients and/or suppliers. 12/ Professional secrecy The Employee expressly undertakes not to divulge, communicate, or allow to be divulged or communicated, as well as not to use directly or indirectly, confidential documents or information of any type whatsoever, of which he becomes aware in his capacity as an employee of the Company and in particular with respect to the customers, the sales or other technical, operational, commercial, financial or administrative information and the business of the Company in general as well as any entity of the group to which the Company belongs. In the event that disclosure of any confidentiaI information is required by law, the Employee shall promptly notify the Company of such requirement before making such disclosure and he undertakes to assist the Company in seeking any remedy the Company might elect to pursue to preserve its interests. Furthermore, the Employee shall take all necessary measures to ensure that no unauthorized third parties may access to any document or information containing confidential information. This undertaking shall apply for the duration of his employment with the Company and indefinitely after its termination, for such time as the relevant information shall remain confidential. The Employee undertakes that, upon the termination of his employment or at any other time upon the request of the Company, he will return to the Company without delay all documents or any other property in his possession relating to the activities of the Company.

13/ Non-competition and non-solicitation 13.1 Non-competition The Employee acknowledges that the activities mentioned in this contract involve direct contact with the network, the potential customers and suppliers of the Company and that those activities will give his broad access to the Company’s know-how, techniques, practices and more generally, to a substantial amount of confidential information relating to the Company and its group. The Employee recognizes that, such confidential information is an essential asset of the Company, which therefore has a legitimate interest in having a non-competition provision in this employment contract. Therefore, given the nature of his duties, the Employee agrees, in case of termination of this contract for any reason whatsoever, not to work or have any interest, either directly Or indirectly, for his own account or for a third party in any capacity whatsoever, in a company whose activities either directly or indirectly competes with those of the Company or its group. The Employee also undertakes not to, without the formal agreement of the Company, directly or indirectly, solicit, attempt to do business with, or do business with any customers, suppliers, business partners or business affiliates of the Company or its. group on his behalf or for any entity engaged in an activity competitive with those of the Company or its group. This prohibition shall be in effect for a period of 12 (twelve) months following the effective cessation of the Employee’s activity for the Company for whatever reason. For the purposes of this covenant, competing activity means all consulting activities and/or activities which consist in promoting and developing products and goods intended for the treatment of pruritus or any other neurological indication for which the Company has developed, manufactured, marketed, licensed, sold or provided a product, or planned to develop, manufacture, market, license, sell or provide a product, over any market in France and abroad on which the Employee has worked during his employment for the 12 (twelve) months prior to the effective cessation of his activity. In consideration for the non-competition obligation referred to above and for the duration of the posttermination non-competition obligation, the Employee will receive a monthly non-competition indemnity equal to a gross monthly amount of 50 % of the Employee’s gross monthly salary received by him during the 12 (twelve) months preceding the termination of the employment contract. Such indemnity will be paid monthly subject to the compliance of the above provisions. The Company shall have the option of releasing the Employee from this non-competition clause and thereby releasing itself from payment of the financial consideration, either at any time during the performance of the contract, or within a maximum period of 8 (eight) calendar weeks from the date of termination of the contract. In all cases, the Company undertakes to notify its decision by registered letter with acknowledgement of receipt. In the event of violation of this non-competition clause, the Company shall be immediately released from the payment of the financial consideration and the Employee shall be liable to reimburse the Company for any sums he may have received in this respect, regardless of the sanctions and penalties provided below. The Company is entitled to a contractual penalty in an amount of € 20,000 (twenty thousand) for each violation or each month during which the violation continues. The right of the Company to claim further damages shall remain unaffected. Non-solicitation of employees For the duration of this contract and for a period of 12 (twelve) months after the effective cessation of the Employee’s work for the Company for any reason, the Employee shall not directly or indirectly, hire or attempt to hire or induce, any employee of the Company or of any companies of the group, to resign or sever his/her employment relationship with the Company or any other companies of the group or to enter into the service of any competing or non-competing enterprise in which he participates directly or indirectly in any position. Non-solicitation of business partners For the duration of this contract and for a period of 12 (twelve) months after the effective cessation of the Employee’s work for the Company for any reason, the Employee shall not either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of the Company which were contacted, solicited, or served by the Company during the 12-month period prior to the termination or cessation of the Employee’s employment with the Company. 14/ Exclusivity of services For the duration of this contract, the Employee shall devote all of his working time to the performance of his duties. More specifically, the Employee undertakes that he will not, either himself, or on behalf of any other individual or corporate entity, in any capacity whatsoever become directly or indirectly involved, concerned or interested in any other business, industry, professional activity or employment of any kind without the prior written consent of the Company. The Employee also agrees not to have direct or indirect interest, in whatever way, in any company or firm whose activity is in competition or complementary to the Company’s activity. The Employee expressly agrees to comply with this covenant during the execution of this contract, except with the written agreement of the Company, including during the notice period, even if not performed at the Company’s request. 15/ Expenses The Employee will be reimbursed in compliance with the Company policies, upon production of all appropriate supporting documents for all professional expenses incurred as required exclusively for the purpose of carrying out the duties as set forth in this contract. All expenses resulting from the telecommuting restricted to telephone and internet subscriptions, electricity and heating fees corresponding to the telecommuting space for the professional activity of the Employee will be reimbursed upon production of appropriate supporting documents. If need be, all expenses for the first installation of the computing and telephone materials will be integrally borne by the Company. 16/ Protection of personal data The Employee undertakes to provide the Company with any personal data necessary for his hiring and for his work within the Company, .and to inform the Company of any change of his situation including his residence and his family situation. The Employee acknowledges being informed that this data is necessary for the Company to manage its workforce. In accordance with the provisions of the law n°78-17 “Informatique, Fichiers et Li berths” of 6 January 1978, the Employee has the right to be informed of the personal data collected in relation to him, the purpose and the terms of the collection and the use of such data, the name of third parties who may have access to the data and of his right to access and amend the personal data relating to his and to oppose for legitimate reasons to the processing of such data. 17/ Termination Subsequent to the trial period, at which time this agreement becomes definitive if it has proved positive, each party shall have the right to terminate this agreement in accordance with the statutory provisions of law and collective bargaining agreement by giving a mutual notice period of 3 months. However, this notice period is not due in case of dismissal for serious misconduct (“faute grave”) or gross misconduct (“faute lourde”). The Company reserves the right to exempt the Employee from performing all or part of his duties during the notice period and to pay him, in such an event, compensation in lieu of notice. 18/ Miscellaneous This contract is governed by French law. This contract has been drawn in two versions, one in French, and the other in English. In the event that difficulties in interpretation arise, the French version shall prevail in all respects. The Employee undertakes not to receive or accept for his own account any remuneration or benefits whatsoever from a third party. It is expressly agreed between the parties that this employment contract cancels and replaces in full any prior written agreement. Made in NEW HAVEN, CT USA, on AUGUST 29, 2018 Trevi Therapeutics, Inc. represented by Jennifer Good, President & CEO Yann Mazabraud